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                                                                    EXHIBIT a(4)

              WARBURG, PINCUS NEW YORK INTERMEDIATE MUNICIPAL FUND

                            Certificate of Amendment

        The undersigned, being the Vice President and Secretary of Warburg, Pincus New York Intermediate Municipal Fund, a trust with transferable shares of the type commonly called a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust, dated December 23, 1986, as amended to date (as so amended, the "Declaration"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on December 21, 2000, the first sentence of Section 1.1 of the Declaration is hereby amended to read as in its entirety as follows:

        The name of the Trust shall be "Credit Suisse Warburg Pincus New York Intermediate Municipal Fund" effective as of March 26, 2001, and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Agreement and Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents or employees of the Trust or of such Trustees, or to the holders of the Shares of Beneficial Interest of the Trust, of any Series.

        IN WITNESS WHEREOF, the undersigned has set his hand and seal this 26th day of February, 2001.



                                        /s/Hal Liebes
                                        ----------------------------------------
                                        Hal Liebes
                                        Vice President and Secretary



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                                 ACKNOWLEDGMENT


STATE OF                  )
                          ) ss.
COUNTY OF                 )

                                                               February 26, 2001


        Then personally appeared the above-named Hal Liebes and acknowledged the foregoing instrument to be his free act and deed.


        Before me,

                                        /s/Stuart J. Cohen
                                        ----------------------------------------
                                        Notary Public

                                        My commission expires: August 25, 2001